UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

VSE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-03676	54-0649263
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6348 Walker Lane
Alexandria, Virginia	22310
(Address of Principal Executive Offices)	(Zip Code)

(703) 960-4600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.05 per share	VSEC	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

As previously announced, on May 1, 2023, VSE Corporation (the “Company”) entered into a definitive agreement to sell its Federal and Defense business (the “FDS Business”) to ASG Operations, LLC (the “Purchaser”), an affiliate of Bernhard Capital Partners Management, LP (“BCP”). Under the terms of the membership interest purchase agreement, dated as of May 1, 2023 (the “Purchase Agreement”), between the Company, Arena Solutions Group, LLC (successor in interest to Hurricane FDS Company, LLC), a wholly-owned subsidiary of the Company (the “Seller”), and the Purchaser, the Purchaser agreed to acquire the FDS Business (the “FDS Transaction”) for consideration consisting of a $50 million cash payment at the closing and a potential earn-out payment of up to $50 million, which earn-out payment was subject to the achievement by the FDS Business of certain milestones.

On September 27, 2023, the Company, the Seller, the Purchaser, and BCP entered into an Amendment and Termination to Membership Interest Purchase Agreement (the “Termination Agreement”), effective as of September 27, 2023, pursuant to which the parties mutually agreed to terminate the Purchase Agreement. The Company believes the decision to terminate the agreement provides an opportunity to move more quickly and effectively toward the sale of the FDS Business or its assets. Necessary approvals and closing conditions to effectuate the divestiture are no longer expected to be completed in a reasonable amount of time, for reasons unrelated to VSE or BCP. No party will be required to pay any termination fee as a result of the mutual decision to terminate the Purchase Agreement, and the parties will each bear their respective costs and expenses.

The foregoing summary of the Purchase Agreement and the Termination Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which was filed with the Securities and Exchange Commission as Exhibit 2.1 to the Company’s Current Report on Form 8-K on May 5, 2023, and the full text of the Termination Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events

On September 27, 2023, the Company issued a press release announcing the mutual termination of the Purchase Agreement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

10.1	Amendment and Termination to Membership Interest Purchase Agreement, dated as of September 27, 2023, by and between VSE Corporation, Arena Solutions Group, LLC, ASG Operations, LLC and Bernhard Capital Partners Management, LP.

99.1	Press Release, dated September 27, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VSE CORPORATION
(Registrant)

Date: September 27, 2023	/s/ Stephen D. Griffin
Stephen D. Griffin Senior Vice President and Chief Financial Officer